Exhibit 99.1


                                                    Citizens Communications
                                                    3 High Ridge Park
                                                    Stamford, CT 06905
                                                    203.614.5600
                                                    Web site:  www.czn.net
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

Contact:
Brigid M. Smith
203.614.5042
bsmith@czn.com

     Citizens Communications Appoints Michael T. Dugan to Board of Directors

Stamford, Conn. November 1, 2006 - Citizens Communications Company (NYSE:CZN) announced today that Michael T. Dugan has been appointed to its Board of Directors. Mr. Dugan is currently Senior Technical Advisor for EchoStar Communications Corporation. He assumed this role after 16 years with EchoStar, most recently as Chief Technical Officer (CTO), a position he held since November 2005. As CTO he was responsible for all technical development and operations within EchoStar, including Broadcast Centers, Satellite Fleet, EchoStar Technologies Corporation, Broadband Development, Fixed Satellite Services Sales/Operations, Information Technology, DISH Network Service, L.L.C., Customer Service and Technical Innovation. Prior to becoming CTO, Mr. Dugan was Senior Advisor to EchoStar's Executive Management Team. He remains a member of EchoStar's Board of Directors.

Mr. Dugan joined EchoStar in January 1990 as Vice President, Engineering and progressed to positions of increasing responsibility, including Senior Vice President, Communications Product Division; President, EchoStar Technologies Corporation; and President and Chief Operating Officer.

Mr. Dugan's career includes positions at Xerox Corporation, Tandon Corporation, Eastman Kodak and Award Software. His technical expertise and contributions resulted in EchoStar acknowledging Mr. Dugan as "chief architect of the technological foundation upon which the success of DISH Network was founded." He received Associate and Bachelor degrees in Electrical and Electronic Technology from Pennsylvania State University and the Rochester Institute of Technology, respectively.


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"We are  delighted  that Mike will  serve on our Board of  Directors,"  remarked
Maggie Wilderotter, Chairman and CEO of Citizens Communications. "The fast pace of technological innovation makes it critical that our Board have the bench strength to assess new communications products and services to offer our customers. Mike adds experience to an already strong Board." She notes, "Mike helped EchoStar grow into a company serving more than 12.46 million satellite TV customers through its DISH Network, making it the fastest growing U.S. provider of advanced digital television services in the last six years. Citizens and EchoStar have partnered to offer our customers access to DISH Network's hundreds of video and audio channels, Interactive TV, HDTV, sports and international programming. I am confident that his expertise will enable our Board to make even better decisions in the future regarding wireless data, IPTV and more, decisions that will benefit our customers and our shareholders."

About Citizens Communications Company

Citizens  Communications  Company (NYSE:  CZN) is a full-service  communications provider and one of the largest local exchange telephone companies in the country. Under the Frontier brand name, the company offers telephone, television and internet services, as well as bundled offerings, ESPN360 streaming video, residential security solutions and specialized bundles for small businesses and home offices. Additional information about Frontier's products and services is available at www.frontier.myway.com and www.frontieronline.com. For more information about Citizens Communications, visit www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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